Colony Capital

February 28, 2020

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

FOURTH QUARTER 2019

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the Company’s ability to build the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world’s mobile communications and data-driven companies, including whether the Company will be the only global REIT that owns, manages and operates assets across all major components of digital ecosystem including data centers, cell towers, fiber networks and small cells, whether our public shareholders and private limited partners will benefit from the Company’s investment management business and direct investment interests on the balance sheet, whether digital investment management will be a dominant driver of growth for the Company or at all, the ability to monetize non-strategic Other Equity and Debt assets within the time and manner the Company’s expect or at all, the availability of significant global opportunities in the digital ecosystem, whether the Company will complete a disposition of its management agreement with Colony Credit Real Estate, Inc. (CLNC) on the terms and timeframe anticipated or at all, whether the Company’s operations of its non-digital business units will result in maximizing cash flows and value over time, including whether cash flows will be improved for the healthcare and hospitality units, the impact of impairments, the impact of changes to the Company’s management or board of directors, employee and organizational structure, including the implementation and timing of CEO succession plans, Digital Colony’s ability to complete the pending acquisition of Zayo Group Holdings, Inc. on the terms contemplated or at all, Colony Capital’s financial flexibility and liquidity, including borrowing capacity under its revolving credit facility, the use of sales proceeds and available liquidity, the performance of the Company’s investment in CLNC, including the CLNC share price as compared to book value and how the Company evaluates the Company’s investment in CLNC, whether the Company’s exploration of potential opportunities to maximize value of the credit and opportunity fund investment management business will result in a definitive transaction in the form of a joint venture, sale or realignment of operational management or at all, the Company’s ability to minimize balance sheet commitments to its managed investment vehicles, the performance of the Company’s investment in DataBank and whether the Company will continue to invest in edge/colocation data center sector and support future growth opportunities through potential add-on acquisitions and greenfield edge data center developments, and whether if consummated such additional investments and growth opportunities result in any of the benefits we anticipate or at all, whether the Company will realize any anticipated benefits from the Alpine Energy joint venture, the Company's portfolio composition, the Company's expected taxable income and net cash flows, excluding the contribution of gains, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, the Company’s ability to maintain or grow the dividend at all in the future, including the Company’s expectation to maintain its common stock dividend at $0.44 per share for the full year 2020, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and CLNC and other managed investment vehicles, whether Colony Capital will be able to maintain its qualification as a REIT for U.S. federal income tax purposes, the timing of and ability to deploy available capital, including whether any redeployment of capital will generate higher total returns, the timing of and ability to complete repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the Company’s ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”).
All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.
This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); and pro rata financial information.

FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements and realized gains and losses on interest rate hedging instruments existing at the time of the January 2017 merger with remaining terms greater than one year that served as economic hedges for any financing or refinancing of the Company's real estate verticals; (viii) acquisition and merger related transaction costs; (ix) restructuring and merger integration costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate depreciation and amortization; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI: NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

NOI before Reserve for Furniture, Fixtures and Equipment Expenditures (“NOI before FF&E Reserve”): For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments: Investment Management; Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; and Other Equity and Debt.

Investment Management
The Company’s Investment Management segment includes the management of digital real estate and infrastructure assets through Digital Colony and traditional commercial real estate investments through private real estate credit funds and related co-investment vehicles, CLNC, a public non-traded healthcare REIT and interests in other investment management platforms, among other smaller investment vehicles. This segment included the industrial investment management business, which was sold with the light industrial portfolio in December 2019, and is presented as discontinued operations on the consolidated statements of operations.

Healthcare Real Estate
As of December 31, 2019, the consolidated healthcare portfolio consisted of 358 properties: 154 senior housing properties, 106 medical office properties, 89 skilled nursing facilities and 9 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of December 31, 2019. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, we also earn resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Industrial Real Estate
In December 2019, the Company completed the sale of its light industrial portfolio and related operating platform for an aggregate $5.7 billion, which resulted in a net cash gain and incentive fees of approximately $475 million and net cash proceeds of approximately $1.25 billion for the Company’s share. Accordingly, this segment will no longer be a reportable segment in the future and for all current and prior periods presented, the related operating results are presented as income from discontinued operations on the consolidated statement of operations. The Company continues to own the remaining bulk industrial assets, which are still held for sale with operating results presented as income from discontinued operations on the consolidated statements of operations.

As of December 31, 2019, the consolidated bulk industrial portfolio consisted of six bulk industrial buildings totaling 4.2 million rentable square feet across five major U.S. markets and was 67% leased. The Company's equity interest in the consolidated bulk industrial portfolio was approximately 51%, or $72 million, with the other 49% owned by third-party capital, which is managed by the Company.

Hospitality Real Estate
As of December 31, 2019, the consolidated hospitality portfolio consisted of 157 properties: 87 select service properties, 66 extended stay properties and four full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of December 31, 2019. The hospitality portfolio consists primarily of select service and extended stay hotels located mostly in major metropolitan markets in the U.S., with the majority affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
Colony Credit Real Estate, Inc. is a commercial real estate credit REIT externally managed by the Company with $5.6 billion in assets and $2.2 billion in GAAP book equity value as of December 31, 2019. The Company owns approximately 48.0 million shares and share equivalents, or 36%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include the Company’s digital balance sheet interests in digital real estate, including the 20% controlling interest in DataBank and the $250 million GP co-investment commitment to DCP, and non-digital investments for which the Company acts as a general partner and/or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including commercial real estate equity and debt investments and other real estate-related securities, among other holdings.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

			Page
I.	Corporate Overview Section		6-13

II.	Financial Overview
	a.	Summary Metrics	14
	b.	Summary of Segments	15-16
III.	Financial Results
	a.	Consolidated Balance Sheet	17
	b.	Noncontrolling Interests’ Share Balance Sheet	18
	c.	Consolidated Segment Operating Results	19
	d.	Noncontrolling Interests’ Share Segment Operating Results	20
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	21
IV.	Capitalization
	a.	Overview	22
	b.	Investment-Level Debt Overview	23
	c.	Revolving Credit Facility Overview	24
	d.	Corporate Securities Overview	25
	e.	Debt Maturity and Amortization Schedules	26
V.	Investment Management
	a.	Summary Metrics	27-28
	b.	Assets Under Management	29
VI.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	30
	b.	Portfolio Overview	31-32

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Colony Capital

Colony Capital, Inc. (NYSE: CLNY) is a global investment firm founded with a new dedication to building the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world's mobile communications and data-driven companies

- Founded in 1991 by Thomas J. Barrack, Jr., Colony manages $49 billion in assets globally having invested over $100 billion in 20+ countries
- Following the July 2019 combination with Digital Bridge Holdings:
  - Marc C. Ganzi is slated to be the new CEO
  - Colony will be the only global REIT that owns, manages and operates assets across all major components of digital ecosystem including data centers, cell towers, fiber networks and small cells
  - Combines Digital Bridge's industry, operational, and investment expertise in the telecommunications sector with Colony's global scale, operating platform, and capital markets access
  - Brings $20 billion of digital assets under management pro forma for the pending Zayo transaction

AT A GLANCE

1991
Founded

13
Countries

$49 Billion
Assets Under Management[1]

$19 Billion
Fee Earning Equity Under Management[1]

$0.44
Annualized Dividend per Share

(1) As of December 31, 2019.

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Business Overview

Colony owns and operates an investment management business with $36 billion of assets under management and investment interests on its balance sheet, which both work together to align the interests of both public shareholders and private limited partners and help each other grow

INVESTMENT MANAGEMENT: ~$36 Billion Third Party Assets Under Management

Digital
$13.5Bn
- Digital infrastructure assets including cell towers, small cells, fiber and data centers
- Manager of six portfolio companies through separate partnerships
- Manager of $4.1Bn Digital Colony Partners Fund

Other Institutional Funds
$8.5Bn
- Real Estate Credit
- Opportunistic Real Estate
- Other co-investment vehicles

Public Vehicle
$3.5Bn
- External manager of Colony Credit Real Estate, an NYSE listed REIT

Retail
$3.4Bn
- Primarily NorthStar Healthcare Income

Affiliates (REIM)
$7.4Bn
- Minority interests in RXR Realty LLC(2), Alpine Energy LLC and American Healthcare Investors

REAL ESTATE VERTICALS: ~$13 Billion Colony Balance Sheet Interest

GLOBAL HEALTHCARE
$3.6Bn PORTFOLIO[1]
Colony Interest: 71%
Senior Housing, Medical Office Buildings, Skilled Nursing Facilities, and Hospitals

HOSPITALITY
$3.8Bn PORTFOLIO[1]
Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

ColonyCredit REAL ESTATE

CLNC
$2.0Bn PORTFOLIO[1]
Colony interest: 36%
48 million shares and share equivalents, of CLNC

GLOBAL EQUITY & DEBT
$3.3BN PORTFOLIO[1]
Colony Interest: Various %
Includes interests in digital real estate direct investments and GP co-investment commitments, and non-digital GP co-investments and other real estate equity & debt

(1) Represents pro rata undepreciated carrying value of assets as of December 31, 2019.
(2) The Company sold its 27% interest in RXR Realty in the first quarter 2020 for approximately $200 million, pre-tax. As of December 31, 2019, the AUM attributable to RXR Realty was $5.6 billion.

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Investment Management

Digital investment management is now the largest within Colony's investment management business and is expected to be the dominant driver of growth for the Company

$36.3Bn AUM[1]

$19.4Bn FEEUM(1)
$7.4
$3.6
$2.2
$3.5
$1.2
$3.4
$5.6
$8.5
$13.5
$6.8

Digital

- Flagship Digital Colony Partners $4.1 billion fund
- Six digital portfolio companies through separate partnerships

Other Institutional Funds

- Includes Real Estate Credit, Opportunistic Real Estate, and Other Co-investment vehicles

REIM Platforms/Affiliates

- Includes interests in RXR Realty LLC, Alpine Energy LLC and American Healthcare Investors

Public Vehicle

- External manager of Colony Credit Real Estate

Retail

- Primarily NorthStar Healthcare

(1) As of December 31, 2019.

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Digital Investment Management

Colony's digital investment management encompasses approximately $20 billion(1) of assets under management across the entire digital infrastructure ecosystem including cell towers, data centers, fiber networks and small cells

Digital Investment Management Portfolio Companies (as of December 31, 2019)

$4.1 Billion Digital Colony Partners Fund(2)

Cell Tower Companies (>40,000 total sites)

Finland

DIGITA

Colombia, Peru & Chile

atp

(Andean Tower Partners)

Brazil

HIGHLINE

Data Center Companies (14 data centers)

Canada & U.K.

aptum

Fiber & Small Cell Companies (>130k route miles & >5k nodes)

U.K

FreshWave Group

Canada

beanfield METROCONNECT

N. America & Europe

zayo(1)

Separately Capitalized Portfolio Companies

Cell Tower Companies (>300,000 total sites)

U.S.A.

verticalbridge

Mexico

MTP

(Mexico Tower Partners)

Colombia, Peru & Chile

atp

(Andean Tower Partners)

Data Center Companies (28 data centers)

U.S.A.

DATABANK(3)

U.S.A. & Canada

VANTAGE DATA CENTERS

Small Cell & Fiber Company (>4k route miles & >30k nodes)

U.S.A.

extenet SYSTEMS | Mobile Connectivity Everywhere

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(1) Pro forma for the pending Zayo transaction.
(2) Colony's balance sheet has a $250 million GP co-investment commitment to this fund.
(3) Colony's balance sheet owns a 20.4% controlling interest through a $185 million acquisition of third party interests in December 2019.

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview – Healthcare Real Estate Vertical

Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$3Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 12/31/19

Property Count	358
Beds / Units	~21,500
MOB Total SF	3.8MM
4Q19 Consolidated NOI [1]	$77MM
Sr. Housing - Operating Occupancy	86.5%
MOB Occupancy	82.2%
NNN Rent Coverage	1.5x
% of NOI - NNN	61%
CLNY Ownership	71%

Geographic Overview (% of 4Q19 NOI)

WA: 3%
OR: 7%
ID: 1%
MN: <1%
MA: <1%
MI: 1%
NE: <1%
UT: <1%
CO: 3%
KS: <1%
IL: 9%
IN: 10%
OH: 6%
PA: 7%
MD: <1%
VA: 1%
KY: <1%
CA: 5%
MO: 2%
NC: 4%
TN: 1%
AZ: 1%
NM: <1%
OK: 1%
AR: <1%
SC: <1%
MS: <1%
AL: 1%
GA: 6%
HI: <1%
TX: 6%
LA: 2%
FL: 7%
UK: 13%

Sub-Sector Composition [2,3]

Hospital 9%
MOB 18%
RIDEA
NNN
Senior Housing 41%
SNF 32%
Approximately 51% of senior housing facilities by NOI are net leased

Revenue Mix [2,3]

Medicare 12%
Medicaid 29%
Private Pay 59%

NNN Rent Coverage [2,4]

>1.5x 26%
<1.0x 27%
1.0x-1.5x 47%

(1) Fourth quarter 2019 NOI included an aggregate $5.6 million consolidated, or $4.0 million CLNY OP share, of one-time recovery of tenant rent receivables from certain tenants in the Skilled Nursing Facilities, Triple-Net Lease Senior Housing Properties and Hospitals portfolios and termination fees in the Medical Office Buildings portfolio.
(2) Data as of December 31, 2019 unless otherwise noted.
(3) Based on NOI for the quarter ended December 31, 2019, at CLNY share.
(4) Overall percentages are weighted by September 30, 2019 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview – Hospitality Real Estate Vertical

Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 12/31/19

Hotels	157
Keys	20,639
4Q19 Consolidated NOI before FF&E Reserve	$54MM
4Q19 Occupancy	70.7%
4Q19 ADR	$125
4Q19 RevPAR	$88
4Q19 NOI Margin	29%
CLNY Ownership	94%

Geographic Overview (% of 4Q19 NOI before FF&E Reserve)

WA: 4%
ME: <1%
NH: 5%
MA: 3%
CT2%
NJ 9%
MD: 3%
NY: 5%
PA: 2%
MI: 4%
OH: <1%
IL: 2%
VA: 5%
CA: 18%
CO: 2%
KY: 1%
TN: 2%
NC: 4%
AZ: 3%
NM: 1%
OK: <1%
TX: 11%
LA: 1%
AL: 1%
GA: 3%
FL: 10%

Hotel Type [1]

Full Service 5%
Extended Stay 38%
Select Service 57%

Brand [1]

HYATT
4%
2%
IHG
InterContinental Hotels Group
Hilton
16%
78%
Marriott

Chain Scale [1]

Upper Midscale 9%
Upper Upscale 4%
Upscale 87%

(1) Based on room count.

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Colony Credit Real Estate (CLNC)

Real estate credit REIT, externally managed by CLNY, with $5.6 billion of assets and $2.2 billion of net book value

Key Stats as of 12/31/19	
Monthly Dividend / Share	$0.10
Annualized Dividend / Share	$1.20
Total At-Share Assets [1]	$5.6Bn
Net Book Value [1]	$2.2Bn
Debt-to-Asset Ratio [2]	57%
Net Debt-to-Equity Ratio [3]	1.4x
CLNY Ownership	36%

- Core Portfolio fourth quarter 2019 GAAP net income (loss) attributable to common stockholders of $30.3 million, or $0.23 per share, and Core Earnings of $43.0 million, or $0.33 per share
- During the fourth quarter 2019, the Company and CLNC revised the terms of the management agreement in connection with CLNC's portfolio bifurcation and related impairments, which resulted in the reduction of the fee base effective beginning the fourth quarter 2019 and resulted in the decrease of the Company's FEEUM to $2.2 billion

Core Portfolio - Investment Type [4]

Preferred equity & other loans
7%
Mezzanine loans
7%
CRE debt securities
8%
Senior mortgage loans
53%
Net lease real estate
25%

Legacy Non-Strategic Portfolio - Investment Type [4]

Net lease real estate
7%
PE interests
1%
Preferred equity
<1%
Mezzanine loans
8%
Senior mortgage loans
21%
Other real estate
63%

---

(1) Represents assets and GAAP book equity value at CLNC share as of December 31, 2019. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(2) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of December 31, 2019.
(3) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total stockholders' equity as of December 31, 2019; stockholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(4) Based on carrying values at CLNC share as of December 31, 2019.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Other Equity and Debt

Total $3.1Bn Assets and $1.8Bn Net Equity; Strategic OED includes the Company's investment in DataBank and GP co-investment in DCP; Non-Strategic OED totals $1.7Bn of assets and $0.9Bn of net equity, which will ultimately be monetized

Selected Assets

Tolka Loan Portfolio – Strategic
(Dublin, Ireland)

One California Plaza – Strategic
(Los Angeles)

COURTYARD
THL Hotel Portfolio – Non-Strategic
(U.S., Nationwide)

Asset Type [1]

Digital - Direct Investments and GP Co-investments
13%
Net Lease
5%
Real Estate Equity
30%
Other GP Co-Investments
35%
Real Estate Debt
14%
PE Secondaries and CRE Securities
3%

Strategy Type [2]

Non-Strategic
52%
Strategic
48%
Majority of OED assets viewed as non-strategic – plan to monetize in near-term

(1) Based on total undepreciated carrying value of equity of $1.8 billion as of December 31, 2019.
(2) Based on undepreciated carrying value of equity of strategic and non-strategic investments of $0.9 billion and $0.9 billion, respectively, as of December 31, 2019.

Colony Capital | Supplemental Financial Report	13

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended December 31, 2019, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(26,251)
Net income (loss) attributable to common stockholders per basic share	(0.06)
Core FFO(1)	47,590
Core FFO per basic share	0.09
Q1 2020 dividend per share	0.11
Annualized Q1 2020 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$19,832,184
CLNY OP share of consolidated assets	13,678,097
Total consolidated debt(2)	9,407,842
CLNY OP share of consolidated debt(2)	6,835,312
Shares and OP units outstanding as of December 31, 2019	541,039
Shares and OP units outstanding as of February 25, 2020	540,631
Share price as of February 25, 2020	4.55
Market value of common equity & OP units as of February 25, 2020	2,459,871
Liquidation preference of perpetual preferred equity	1,033,750
Insider ownership of shares and OP units as of February 25, 2020	9.5%
Total Assets Under Management ("AUM")	$ 49.0 billion
Fee Earning Equity Under Management ("FEEUM")	$ 19.4 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Fourth quarter 2019 Core FFO included net losses of $21.4 million.

(2)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

Colony Capital | Supplemental Financial Report	14

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Investment Management
Third-party AUM ($ in millions)		$36,286
FEEUM ($ in millions)(1)		19,440
Q4 2019 fee revenue and REIM platform equity method earnings		46,778

Healthcare Real Estate
Q4 2019 net operating income(2)(3)	76,571	54,366
Annualized net operating income(4)	283,884	201,271
Investment-level non-recourse financing(5)	2,953,706	2,104,721

Hospitality Real Estate
Q4 2019 NOI before FF&E Reserve(3)	54,129	50,827
TTM NOI before FF&E Reserve(6)	274,793	258,604
Investment-level non-recourse financing(5)	2,667,347	2,495,952

Notes:

(1)	Subsequent to the fourth quarter 2019, the Company completed the sale of its 27.2% ownership interest in RXR Realty, which represents $1.9 billion of FEEUM.

(2)
NOI includes $0.9 million consolidated or $0.7 million CLNY OP share of interest earned related to $43 million consolidated or $30 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended December 31, 2019.

(3)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(4)
Annualized NOI excludes an aggregate $5.6 million consolidated, or $4.0 million CLNY OP share, of fourth quarter 2019 one-time items from the recovery of tenant rent receivables from certain tenants in the Skilled Nursing Facilities, Triple-Net Lease Senior Housing Properties and Hospitals portfolios and termination fees in the Medical Office Buildings portfolio.

(5)	Represents unpaid principal balance.

(6)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	15

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended December 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 36% interest	$725,443	$725,443
Other Equity and Debt (1)
1) Strategic Investments
a) Digital - direct investments and Digital Colony Partners GP co-investments - net carrying value	954,754	232,891
b) GP Co-investments in CDCF IV and CDCF V investments - net carrying value	1,617,815	280,848
c) Other GP co-investments - net carrying value	365,664	356,029
2) Net lease real estate equity
a) Q4 2019 net operating income	771	770
b) Investment-level non-recourse financing(2)	104,061	103,441
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	1,864,369	927,905
b) Investment-level non-recourse financing(2)	1,237,397	614,299
c) Carrying value - equity method investments (including Albertsons)	317,010	237,410
4) Real estate debt
a) Carrying value - consolidated	300,825	214,573
b) Investment-level non-recourse financing(2)	—	—
c) Carrying value - equity method investments	11,160	6,089
d) Carrying value - real estate assets (REO within debt portfolio) and other(3)	45,030	25,841
5) CRE securities and real estate PE fund investments
a) Carrying value		60,251
Net Assets
Cash and cash equivalents, restricted cash and other assets(4)	2,116,008	1,782,074
Accrued and other liabilities and dividends payable(5)	1,410,867	1,118,468
Net assets	$705,141	$663,606

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)
Other assets excludes $3 million consolidated and CLNY OP share of deferred financing costs and $24 million consolidated or $13 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 38.

(5)
Accrued and other liabilities exclude $8 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash and $117 million of derivative liability which is included in the debt of Other GP Co-investments shown on page 37.

Colony Capital | Supplemental Financial Report	16

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data)	As of December 31, 2019
Assets
Cash and cash equivalents	$1,205,190
Restricted cash	203,923
Real estate, net	10,860,518
Loans receivable, net	1,552,824
Equity and debt investments	2,313,805
Goodwill	1,452,891
Deferred leasing costs and intangible assets, net	638,853
Assets held for sale	870,052
Other assets	682,648
Due from affiliates	51,480
Total assets	$19,832,184
Liabilities
Debt, net	$8,983,908
Accrued and other liabilities	1,015,898
Intangible liabilities, net	111,484
Liabilities related to assets held for sale	268,152
Due to affiliates	34,064
Dividends and distributions payable	83,301
Preferred stock redemptions payable	402,855
Total liabilities	10,899,662
Commitments and contingencies
Redeemable noncontrolling interests	6,107
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	999,490
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 487,044 shares issued and outstanding	4,871
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,553,599
Accumulated deficit	(3,389,592)
Accumulated other comprehensive income	47,668
Total stockholders’ equity	5,216,043
Noncontrolling interests in investment entities	3,254,188
Noncontrolling interests in Operating Company	456,184
Total equity	8,926,415
Total liabilities, redeemable noncontrolling interests and equity	$19,832,184

Colony Capital | Supplemental Financial Report	17

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (unaudited)	As of December 31, 2019
Assets
Cash and cash equivalents	$114,224
Restricted cash	35,865
Real estate, net	3,300,115
Loans receivable, net	779,143
Equity and debt investments	650,980
Goodwill	381,349
Deferred leasing costs and intangible assets, net	247,446
Assets held for sale	450,117
Other assets	194,848
Total assets	$6,154,087
Liabilities
Debt, net	$2,419,539
Accrued and other liabilities	292,399
Intangible liabilities, net	47,004
Liabilities related to assets held for sale	134,850
Total liabilities	2,893,792
Commitments and contingencies
Redeemable noncontrolling interests	6,107
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 487,044 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	—
Accumulated other comprehensive income	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,254,188
Noncontrolling interests in Operating Company	—
Total equity	3,254,188
Total liabilities, redeemable noncontrolling interests and equity	$6,154,087

Colony Capital | Supplemental Financial Report	18

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended December 31, 2019
($ in thousands) (Unaudited)	Investment Management	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Amounts not allocated to segments	Total
Revenues
Property operating income	$—	$153,099	$—	$186,423	$—	$107,046	$—	$446,568
Interest income	75	932	—	—	—	43,324	1,078	45,409
Fee income	45,600	—	—	—	—	—	—	45,600
Other income	7,182	347	—	27	—	4,329	2,899	14,784
Total revenues	52,857	154,378	—	186,450	—	154,699	3,977	552,361
Expenses
Property operating expense	—	66,106	—	132,710	—	67,760	—	266,576
Interest expense	1,645	41,930	—	45,484	—	26,537	13,281	128,877
Investment and servicing expense	81	3,137	—	1,787	—	19,967	1,724	26,696
Transaction costs	319	—	—	—	—	366	—	685
Placement fees	1,429	—	—	—	—	—	—	1,429
Depreciation and amortization	8,697	41,208	—	36,035	—	22,612	1,501	110,053
Provision for loan loss	—	—	—	—	—	33	—	33
Impairment loss	410,954	43,132	—	14,649	—	2,492	—	471,227
Compensation expense
Cash and equity-based compensation	20,382	1,597	—	1,615	—	4,652	25,590	53,836
Carried interest and incentive compensation	3,300	—	—	—	—	—	—	3,300
Administrative expenses	4,765	885	—	481	—	7,135	12,546	25,812
Total expenses	451,572	197,995	—	232,761	—	151,554	54,642	1,088,524
Other income (loss)
Gain on sale of real estate assets	—	551	—	—	—	18,611	—	19,162
Other gain (loss), net	738	5,690	—	1,492	—	(16,489)	(1,596)	(10,165)
Equity method earnings (loss)	(613)	—	—	—	13,064	25,613	—	38,064
Equity method earnings—carried interest	5,424	—	—	—	—	—	—	5,424
Income (loss) before income taxes	(393,166)	(37,376)	—	(44,819)	13,064	30,880	(52,261)	(483,678)
Income tax benefit (expense)	3,241	(1,232)	—	1,700	—	(3,695)	(266)	(252)
Income (loss) from continuing operations	(389,925)	(38,608)	—	(43,119)	13,064	27,185	(52,527)	(483,930)
Income (loss) from discontinued operations	(10,561)	—	1,426,219	—	—	—	—	1,415,658
Net income (loss)	(400,486)	(38,608)	1,426,219	(43,119)	13,064	27,185	(52,527)	931,728
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	—	242	—	242
Investment entities	(28,531)	(4,107)	943,647	(3,816)	—	31,423	—	938,616
Operating Company	(36,305)	(3,366)	47,078	(3,834)	1,275	(438)	(7,277)	(2,867)
Net income (loss) attributable to Colony Capital, Inc.	(335,650)	(31,135)	435,494	(35,469)	11,789	(4,042)	(45,250)	(4,263)
Preferred stock redemption	—	—	—	—	—	—	(5,150)	(5,150)
Preferred stock dividends	—	—	—	—	—	—	27,138	27,138
Net income (loss) attributable to common stockholders	$(335,650)	$(31,135)	$435,494	$(35,469)	$11,789	$(4,042)	$(67,238)	$(26,251)

Colony Capital | Supplemental Financial Report	19

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended December 31, 2019
($ in thousands) (unaudited)	Investment Management	Healthcare	Industrial		Hospitality	CLNC	Other Equity and Debt	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$—	$43,486	$—		$11,673	$—	$56,532	$—	$111,691
Interest income	—	279	—		—	—	24,167	—	24,446
Fee income	—	—	—		—	—	—	—	—
Other income	—	71	—		4	—	1,699	—	1,774
Total revenues	—	43,836	—		11,677	—	82,398	—	137,911
Expenses
Property operating expense	—	18,237	—		8,558	—	33,610	—	60,405
Interest expense	—	11,966	—		3,167	—	12,489	—	27,622
Investment and servicing expense	—	854	—		137	—	9,824	—	10,815
Transaction costs	—	—	—		—	—	—	—	—
Placement fees	—	—	—		—	—	—	—	—
Depreciation and amortization	—	11,877	—		2,342	—	13,319	—	27,538
Provision for loan loss	—	—	—		—	—	27	—	27
Impairment loss	—	9,857	—		1,254	—	3,582	—	14,693
Compensation expense
Cash and equity-based compensation	—	—	—		—	—	2,581	—	2,581
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	—	246	—		21	—	4,141	—	4,408
Total expenses	—	53,037	—		15,479	—	79,573	—	148,089
Other income (loss)
Gain on sale of real estate assets	—	103	—		—	—	14,295	—	14,398
Other gain (loss), net	—	1,727	—		(14)	—	(3,175)	—	(1,462)
Equity method earnings (losses)	145	—	—		—	—	19,845	—	19,990
Equity method earnings—carried interest	(596)	—	—		—	—	—	—	(596)
Income (loss) before income taxes	(451)	(7,371)	—		(3,816)	—	33,790	—	22,152
Income tax benefit (expense)	—	(439)	—		—	—	(2,125)	—	(2,564)
Net income (loss)	(451)	(7,810)	—		(3,816)	—	31,665	—	19,588
Income (loss) from discontinued operations	—	—	943,647		—	—	—	—	943,647
Non-pro rata allocation of income (loss) to NCI	(28,080)	3,703	—		—	—	—	—	(24,377)
Net income (loss) attributable to noncontrolling interests	$(28,531)	$(4,107)	$943,647		$(3,816)	$—	$31,665	$—	$938,858

Colony Capital | Supplemental Financial Report	20

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended December 31, 2019
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Investment Management	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(335,650)	$(31,135)	$435,494	$(35,469)	$11,789	$(4,042)	$(67,238)	$(26,251)	$—	$(26,251)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(36,305)	(3,366)	47,078	(3,834)	1,275	(438)	(7,277)	(2,867)	—	(2,867)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(371,955)	(34,501)	482,572	(39,303)	13,064	(4,480)	(74,515)	(29,118)	—	(29,118)
Adjustments for FFO:
Real estate depreciation and amortization	1,729	30,807	3,205	33,693	7,397	9,471	—	86,302	31,951	118,253
Impairment of real estate	—	33,275	—	13,395	—	(1,090)	—	45,580	14,693	60,273
Gain from sales of real estate	—	(448)	(486,874)	—	—	(4,372)	—	(491,694)	(957,346)	(1,449,040)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	910,702	910,702
FFO	$(370,226)	$29,133	$(1,097)	$7,785	$20,461	$(471)	$(74,515)	$(388,930)	$—	$(388,930)
Additional adjustments for Core FFO:
Gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	—	(5,264)	—	(5,264)	5,901	637
Gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	409,426	—	(9,427)	—	—	—	—	399,999	—	399,999
CLNC Core Earnings adjustments(2)	—	—	—	—	(5,401)	—	—	(5,401)	—	(5,401)
Equity-based compensation expense	2,666	539	6,035	545	1,218	421	8,730	20,154	—	20,154
Straight-line rent revenue and expense	255	(1,586)	(906)	280	—	(669)	(526)	(3,152)	(2,583)	(5,735)
Amortization of acquired above- and below-market lease values, net	—	(6,303)	(268)	—	(144)	(29)	—	(6,744)	(3,247)	(9,991)
Amortization of deferred financing costs and debt premiums and discounts	102	1,915	9,275	10,424	(2)	2,487	1,734	25,935	23,318	49,253
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements and realized gains and losses on interest rate hedging instruments existing at the time of the January 2017 merger with remaining terms greater than one year that served as economic hedges for any financing or refinancing of the Company's real estate verticals	(15)	(4,113)	—	—	(716)	1,072	1,745	(2,027)	1,138	(889)
Acquisition and merger-related transaction costs	319	—	—	(1,629)	—	366	—	(944)	—	(944)
Restructuring and merger integration costs(3)	1,070	—	11,559	—	—	—	4,055	16,684	—	16,684
Amortization and impairment of investment management intangibles	8,640	—	—	—	—	—	—	8,640	—	8,640
Non-real estate depreciation and amortization	36	—	30	—	—	85	1,500	1,651	271	1,922
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	—	3	—	3	3	6
Tax effect of Core FFO adjustments, net	(3,333)	—	(3,575)	—	—	—	(956)	(7,864)	—	(7,864)
Preferred share redemption gain	—	—	—	—	—	—	(5,150)	(5,150)	—	(5,150)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(24,801)	(24,801)
Core FFO	$48,940	$19,585	$11,626	$17,405	$15,416	$(1,999)	$(63,383)	$47,590	$—	$47,590
Notes:

(1)	Net of $18.0 million consolidated or $9.6 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO.

(2)	Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Earnings to reflect the Company’s percentage interest in CLNC's earnings.

(3)
Restructuring and merger integration costs primarily represent costs and charges incurred as a result of the corporate restructuring and reorganization plan announced in November 2018 and the implementation of the digital evolution, including the completed sale of the Industrial business, NorthStar Realty Europe and future sales and disposition of non-digital businesses, platforms and investments. These costs and charges include severance, retention, relocation, transition and other related restructuring costs, which are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the corporate restructuring and reorganization plan and the digital evolution.

Colony Capital | Supplemental Financial Report	21

IVa. Capitalization - Overview

($ in thousands; except per share data; as of December 31, 2019, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$750,000 Revolving credit facility		$—	$—
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		35,072	35,072
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		2,953,706	2,104,721
Industrial		235,000	119,850
Hospitality		2,667,347	2,495,952
Other Equity and Debt(1)		2,620,495	1,183,495
Total investment-level debt		8,476,548	5,904,018
Total debt		$9,407,842	$6,835,312

Perpetual preferred equity, redemption value
Total perpetual preferred equity(2)			$1,033,750

Common equity as of February 25, 2020	Price per share	Shares / Units
Class A and B common stock	$4.55	487,370	$2,217,534
OP units	4.55	53,261	242,338
Total market value of common equity			$2,459,872

Total market capitalization			$10,328,934

Notes:

(1)
In December 2019, the Company made its inaugural direct balance sheet investment in digital real estate by acquiring a 20.4% interest in DataBank. Debt related to Databank of $539 million consolidated or $110 million CLNY OP share is included in Other Equity and Debt.

(2)
On January 10, 2020, the Company redeemed all of its outstanding 8.25% Series B and 8.75% Series E cumulative redeemable perpetual preferred stock for $408 million, including accrued interest of $5 million, eliminating $34 million of annualized preferred dividends.

Colony Capital | Supplemental Financial Report	22

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$405,980	$285,039	5.1	4.5%
Healthcare	Floating	2,547,726	1,819,682	4.3	5.2%
Bulk Industrial	Floating	235,000	119,850	4.2	3.8%
Hospitality	Fixed	13,494	13,156	1.6	12.7%
Hospitality	Floating	2,653,853	2,482,796	4.6	4.8%
Other Equity and Debt
Net lease real estate equity	Fixed	104,061	103,441	3.4	5.0%
Other real estate equity	Fixed	45,979	13,221	3.2	2.8%
Other real estate equity	Floating	1,191,418	601,078	2.8	4.6%
GP Co-investments(2)	Floating	1,277,300	465,409	2.8	4.5%
GP Co-investments	Fixed	1,737	346	3.6	2.4%
Total investment-level debt		$8,476,548	$5,904,018	4.2	4.9%

Fixed / Floating Summary
Fixed		$571,251	$415,203
Floating		7,905,297	5,488,815
Total investment-level debt		$8,476,548	$5,904,018

Notes:

(1)	Based on 1-month LIBOR of 1.76% and 3-month LIBOR of 1.91% for floating rate debt.

(2)
In December 2019, the Company made its inaugural direct balance sheet investment in digital real estate by acquiring a 20.4% interest in DataBank. Debt related to Databank of $539 million consolidated or $110 million CLNY OP share is included in Other Equity and Debt.

Colony Capital | Supplemental Financial Report	23

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of December 31, 2019)
Revolving credit facility
Maximum principal amount	$750,000
Amount outstanding	—
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio(1)	Minimum 1.30 to 1.00
Interest Coverage Ratio(2)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of December 31, 2019, CLNY is meeting all required covenant threshold levels

Notes:

(1)	In the event the Fixed Charge Coverage Ratio is between 1.50 and 1.30 to 1.00, the borrowing base formula will be discounted by 10%.

(2)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	24

IVd. Capitalization - Corporate Securities Overview

($ in thousands; except per share data; as of December 31, 2019, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	Callable
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,033,750	41,350

Notes:

(1)
Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after April 22, 2020, for the 5.0% convertible senior notes; on or after January 22, 2019, for the 3.875% convertible senior notes; and on or after on or after June 15, 2020, for the 5.375% exchangeable senior notes.

Colony Capital | Supplemental Financial Report	25

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of December 31, 2019)		Payments due by period(1)
Consolidated debt	Fixed / Floating	2020	2021	2022	2023	2024 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	402,500	—	200,000	13,605	616,105
Corporate aircraft promissory note	Fixed	2,243	2,359	2,480	2,608	25,382	35,072
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	6,809	8,083	9,068	9,510	372,510	405,980
Healthcare	Floating	53,914	284,059	7,891	8,129	2,193,733	2,547,726
Bulk Industrial	Floating	—	—	—	—	235,000	235,000
Hospitality	Fixed	—	13,494	—	—	—	13,494
Hospitality	Floating	—	206,802	780,000	—	1,667,051	2,653,853
Other Equity and Debt	Fixed	13,435	35,025	19,572	80,389	3,356	151,777
Other Equity and Debt	Floating	316,940	199,546	992,504	33,879	925,849	2,468,718
Total consolidated debt		$393,341	$1,151,868	$1,811,515	$334,515	$5,716,603	$9,407,842

Pro rata debt	Fixed / Floating	2020	2021	2022	2023	2024 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	402,500	—	200,000	13,605	616,105
Corporate aircraft promissory note	Fixed	2,243	2,359	2,480	2,608	25,382	35,072
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	4,781	5,675	6,366	6,677	261,540	285,039
Healthcare	Floating	38,264	227,548	5,601	5,774	1,542,495	1,819,682
Bulk Industrial	Floating	—	—	—	—	119,850	119,850
Hospitality	Fixed	—	13,156	—	—	—	13,156
Hospitality	Floating	—	201,632	702,000	—	1,579,164	2,482,796
Other Equity and Debt	Fixed	4,892	26,438	6,739	77,820	1,119	117,008
Other Equity and Debt	Floating	105,067	191,303	513,720	7,148	249,249	1,066,487
Total pro rata debt		$155,247	$1,070,611	$1,236,906	$300,027	$4,072,521	$6,835,312

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

Colony Capital | Supplemental Financial Report	26

Va. Investment Management - Summary Metrics

($ in thousands, except as noted; as of December 31, 2019)
Fee Revenue	CLNY OP Share
Digital Bridge Holdings	$18,347
Institutional funds	13,983
Colony Credit Real Estate (NYSE:CLNC)	8,273
Retail companies	4,997
Non-wholly owned REIM platforms (equity method earnings)	1,178
Total reported fee revenue and REIM platform equity method earnings	$46,778
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$46,778
Interest Income and Other Income	7,257
Expenses
Interest expense	1,645
Investment and servicing expense	81
Transaction costs	319
Placement fees	1,429
Depreciation and amortization	8,697
(Recovery of) impairment loss(1)	410,954
Compensation expense
Cash and equity-based compensation	20,382
Carried interest and incentive compensation	3,300
Administrative expenses	4,765
Total expenses	451,572
Other gain (loss), net	738
Equity method earnings	(1,936)
Equity method earnings—carried interest	6,020
Income tax benefit (expense)	3,241
Income (loss) from discontinued operations(2)(3)	(10,561)
Non-pro rata allocation of income (loss) to NCI(3)	28,080
Net loss attributable to common interests in OP and common stockholders	(371,955)
Real estate depreciation and amortization	1,729
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment	409,426
Equity-based compensation expense	2,666
Straight-line rent revenue and expense	255
Amortization of deferred financing costs and debt premiums and discounts	102
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements	(15)
Acquisition and merger-related transaction costs	319
Restructuring and merger integration costs	1,070
Amortization and impairment of investment management intangibles	8,640
Non-real estate depreciation and amortization	36
Tax effect of Core FFO adjustments, net	(3,333)
Core FFO	$48,940

Colony Capital | Supplemental Financial Report	27

Va. Investment Management - Summary Metrics

Notes:

(1)
Represents a $401 million write-down of goodwill resulting from a reduction in value of the non-digital investment management business and a $10 million write-down of contract intangibles. Reduction of goodwill and contract intangibles are added back to the Company's net loss to calculate Core FFO.

(2)
In December 2019, the Company completed the sale of its light industrial portfolio and related operating platform. Accordingly, for all current and prior periods presented, the related operating results are presented as income from discontinued operations on the consolidated statement of operations.

(3)	Net loss and Core FFO included $17 million of realized incentive fees, which is net of related compensation expenses, from the sale of the light industrial portfolio and related operating platform.

Colony Capital | Supplemental Financial Report	28

Vb. Investment Management – Assets Under Management

($ in millions, except as noted; as of December 31, 2019, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Digital	• Digital ($6.8 billion)	• Leading global investment manager of digital infrastructure assets including cell towers, small cells, fiber and data centers • Manager of six portfolio companies through separate partnerships • Manager of Digital Colony Partners Fund	$13,502	$6,788		1.0%
Other Institutional Funds	• Credit ($2.5 billion) • Opportunistic ($0.5 billion) • Other co-investment vehicles ($2.7 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships	8,500	5,654.8%
Public Company	• Colony Credit Real Estate, Inc. ($2.2 billion)	• NYSE-listed credit focused REIT • Contract with base management fees with potential for incentive fees	3,523	2,181		1.5%
Retail Companies	• NorthStar Healthcare ($1.2 billion)(1) • CC Real Estate Income Funds(2)(3)	• Manage public non-traded vehicles earning asset management and performance fees	3,432	1,211	(1)	1.5%
Non-Wholly Owned REIM Platforms	• RXR Realty • Alpine Energy • American Healthcare Investors	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $21 billion of AUM(4) • Alpine Energy, the Company's upstream energy investment management platform, jointly owned in partnership with Equity Group Investments • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	7,329	3,606		N/A
Total			$36,286	$19,440

Notes:

(1)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

(2)	CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(3)
In February 2019, the board of directors of CC Real Estate Income Fund approved a plan to dissolve, liquidate and terminate CCREIF and distribute the net proceeds of such liquidation to its shareholders. There is no assurances to the timing or completion of the liquidation.

(4)	Subsequent to the fourth quarter 2019, the Company completed the sale of its 27.2% ownership interest in RXR Realty.

Colony Capital | Supplemental Financial Report	29

VIa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)(2)
Net operating income
Net operating income:
Senior Housing - Operating	$15,662	$11,120
Medical Office Buildings	13,853	9,836
Triple-Net Lease:
Senior Housing(3)	16,087	11,422
Skilled Nursing Facilities	24,411	17,332
Hospitals	6,558	4,656
Total net operating income	$76,571	$54,366

Portfolio overview	Total number of properties	Capacity	% Occupied(4)	TTM Lease Coverage(5)	WA Remaining Lease Term
Senior Housing - Operating	83	6,388 units	86.5%	N/A	N/A
Medical Office Buildings	106	3.8 million sq. ft.	82.2%	N/A	4.8
Triple-Net Lease:
Senior Housing	71	4,039 units	80.7%	1.3x	11.5
Skilled Nursing Facilities	89	10,601 beds	82.7%	1.2x	5.8
Hospitals	9	456 beds	58.0%	3.0x	5.5
Total	358

Same store financial/operating results related to the segment
	% Occupied(4)		TTM Lease Coverage(5)		NOI(1)
	Q4 2019	Q3 2019	9/30/2019	6/30/2019	Q4 2019	Q3 2019	% Change
Senior Housing - Operating	86.5%	86.2%	N/A	N/A	$15,662	$15,611	0.3%
Medical Office Buildings	82.2%	82.2%	N/A	N/A	13,853	12,923	7.2%
Triple-Net Lease:
Senior Housing	79.7%	79.8%	1.3x	1.3x	15,765	13,833	14.0%
Skilled Nursing Facilities	82.7%	82.5%	1.2x	1.2x	24,411	23,398	4.3%
Hospitals	65.3%	61.3%	1.3x	1.3x	4,263	808	427.6%
Total					$73,954	$66,573	11.1%
Notes:

(1)
Fourth quarter 2019 NOI included an aggregate $5.6 million consolidated, or $4.0 million CLNY OP share, of one-time recovery of tenant rent receivables from certain tenants in the Skilled Nursing Facilities, Triple-Net Lease Senior Housing Properties and Hospitals portfolios and termination fees in the Medical Office Buildings portfolio. Third quarter 2019 NOI included a $1.6 million consolidated, or $1.2 million CLNY OP share, one-time write-off of a certain tenant rent receivable in the Hospitals portfolio. Excluding these one-time items from same store NOI, the healthcare same store portfolio sequential quarter to quarter comparable NOI would have been flat.

(2)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of December 31, 2019.

(3)
NOI includes $0.9 million consolidated or $0.7 million CLNY OP share of interest earned related to $43 million consolidated or $30 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended December 31, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(4)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(5)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

Colony Capital | Supplemental Financial Report	30

VIb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended December 31, 2019, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of September 30, 2019
September 30, 2019 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	6	11%	16%	27%	7 yrs
1.00x - 1.09x	3	—%	9%	9%	7 yrs
1.10x - 1.19x	—	—%	—%	—%	—
1.20x - 1.29x	1	—%	11%	11%	8 yrs
1.30x - 1.39x	2	—%	7%	7%	4 yrs
1.40x - 1.49x	1	20%	—%	20%	15 yrs
1.50x and greater	4	2%	24%	26%	4 yrs
Total / W.A.	17	33%	67%	100%	8 yrs

Revenue Mix(2)	September 30, 2019 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	86%	3%	11%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	64%	—%	36%
Skilled Nursing Facilities	26%	24%	50%
Hospitals	15%	40%	45%
W.A.	59%	12%	29%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, who do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	31

VIb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of properties	NOI
United Kingdom	46	$10,326
Indiana	55	7,613
Illinois	35	6,703
Florida	25	5,941
Oregon	31	5,704
Pennsylvania	8	4,907
Texas	29	4,830
Georgia	21	4,750
Ohio	14	4,519
California	12	3,613
Total	276	$58,906

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of properties	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	60	$12,773	87.1%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	46	10,326	85.2%	1.5x	15 yrs
Sentosa	SNF / NNN	8	4,907	84.0%	1.3x	8 yrs
Millers	SNF / NNN	28	3,990	69.9%	1.6x	N/A
Wellington Healthcare	SNF / NNN	10	3,839	91.0%	1.0x	7 yrs
Frontier	Sr. Housing / RIDEA / NNN	20	3,373	83.9%	N/A	N/A
Landmark	Hospital	5	3,015	65.0%	0.8x	14 yrs
Regency	SNF / NNN	14	2,909	75.7%	0.8x	10 yrs
Opis	SNF / NNN	11	2,879	91.5%	1.3x	4 yrs
Consulate	SNF / NNN	10	2,393	87.6%	1.1x	8 yrs
Total		212	$50,404

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	32

VIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)		CLNY OP share of consolidated amount(1)
NOI before FF&E Reserve	Consolidated amount
NOI before FF&E Reserve:
Select Service	$28,440	$26,705
Extended Stay	23,554	22,117
Full Service	2,135	2,005
Total NOI before FF&E Reserve(2)	$54,129	$50,827

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	NOI before FF&E Reserve	NOI before FF&E Reserve margin
Select service	87	11,737	68.4%	$121	$83	$28,440	28.2%
Extended stay	66	7,936	74.6%	128	95	23,554	32.5%
Full service	4	966	66.7%	143	96	2,135	16.2%
Total / W.A.	157	20,639	70.7%	$125	$88	$54,129	29.0%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		NOI before FF&E Reserve
Brand	Q4 2019	Q4 2018	Q4 2019	Q4 2018	Q4 2019	Q4 2018	Q4 2019(3)	Q4 2018(3)	% Change
Marriott	69.4%	70.6%	$124	$127	$86	$89	$41,179	$47,347	(13.0)%
Hilton	75.1%	75.8%	125	127	94	96	9,607	9,546	0.6%
Other	77.5%	77.9%	128	134	100	105	2,956	3,118	(5.2)%
Total / W.A.	70.8%	71.9%	$125	$127	$88	$91	$53,742	$60,011	(10.4)%

Notes:

(1)	CLNY OP Share represents Consolidated NOI before FF&E Reserve multiplied by CLNY OP's interest of 94% as of December 31, 2019.

(2)
Q4 2019 FF&E reserve was $8.1 million consolidated or $7.6 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to NOI please refer to the appendix to this presentation.

(3)
Excluding the impact of an aggregate $1.9 million of one-time events in the fourth quarter of 2018 and room revenue displacement in the fourth quarter of 2019, fourth quarter 2019 NOI before FFE Reserve decreased (7.6)% compared to the same period last year.

Colony Capital | Supplemental Financial Report	33

VIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of December 31, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI before FF&E Reserve	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	NOI before FF&E Reserve
California	18	2,254	1,243	1,011	—	$9,580
Texas	26	2,939	1,661	1,278	—	6,047
Florida	12	2,066	1,187	291	588	5,365
New Jersey	12	1,884	718	942	224	4,731
New York	8	1,010	710	300	—	2,713
New Hampshire	6	662	339	323	—	2,542
Virginia	9	1,183	920	263	—	2,526
North Carolina	7	981	831	150	—	2,407
Michigan	6	809	601	208	—	2,293
Washington	5	664	160	504	—	2,005
Total / W.A.	109	14,452	8,370	5,270	812	$40,209

Colony Capital | Supplemental Financial Report	34

VIIIa. CLNC

($ in thousands, except as noted and per share data; as of December 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of February 25, 2020	36.4%	36.4%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of February 25, 2020	$13.05	$13.05
Total market value of CLNC shares	$625,565	$625,565
Net carrying value - CLNC	$725,443	$725,443

Colony Capital | Supplemental Financial Report	35

IX. Other Equity and Debt Summary

($ in thousands; as of December 31, 2019)	Consolidated amount		CLNY OP share of consolidated amount
	Assets	Equity	Assets	Equity
Strategic(1)
Digital - Direct Investments and Digital Colony Partners GP Co-investments	1,493,909	954,754	342,879	232,891
GP Co-investments in CDCF IV and CDCF V Investments	2,129,602	1,617,815	408,520	280,848
Other GP Co-investments	710,675	365,664	701,040	356,029
Strategic Subtotal	4,334,186	2,938,233	1,452,439	869,768

Non-Strategic(1)
Other real estate equity	2,181,379	943,982	1,165,315	551,016
Net lease real estate equity	188,060	83,999	187,015	83,574
Real estate debt	357,015	357,015	246,503	246,503
CRE securities and real estate PE fund investments	60,251	60,251	60,251	60,251
Non-Strategic Subtotal	2,786,705	1,445,247	1,659,084	941,344

Other Equity and Debt Total	$7,120,891	$4,383,480	$3,111,523	$1,811,112

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

Colony Capital | Supplemental Financial Report	36

IXa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of December 31, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Digital - Direct Investments and Digital Colony Partners GP Co-investments(1)
Assets - carrying value	$1,493,909	$342,879
Debt - UPB	539,155	109,988
Net carrying value	$954,754	$232,891

CLNY's GP Co-investments in CDCF IV and CDCF V Investments
Assets - carrying value(2)	$2,129,602	$408,520
Debt - UPB	511,787	127,672
Net carrying value	$1,617,815	$280,848

NBV by Geography:
U.S.	28.5%	19.7%
Europe	71.5%	80.3%
Total	100.0%	100.0%

Other GP Co-investments(3)
Assets - carrying value(4)(5)	$710,675	$701,040
Debt - UPB(5)	345,011	345,011
Net carrying value	$365,664	$356,029

Notes:

(1)	In December 2019, the Company made its inaugural direct balance sheet investment in digital real estate by acquiring a 20.4% interest in DataBank.

(2)	$821 million consolidated or $127 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(3)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

(4)	$358 million consolidated and CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(5)	Debt includes $117 million of derivative liability with a corresponding derivative asset in Other GP Co-investments Assets above.

Colony Capital | Supplemental Financial Report	37

IXb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of December 31, 2019, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI	NOI
U.S. office	3	674	$771	$770	85.7%	4.9
Total / W.A.	3	674	$771	$770	85.7%	4.9

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	2	230	$40,378	$40,170	81.2%	2.8
Hotel(1)	89	N/A	1,224,899	675,164	66.5%	N/A

Europe:
Office	14	472	70,551	35,276	74.9%	14.6
Mixed / Retail	104	3,205	528,541	177,295	50.4%	4.8
Total / W.A.	209	3,907	$1,864,369	$927,905	55.2%	5.9

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$128,285	$128,285

Equity & Other:
Albertsons			89,129	44,565
Residential Land			70,854	35,818
Other			28,742	28,742
Total			$317,010	$237,410

Notes:

(1)	Includes $24 million consolidated or $13 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	38

IXc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of December 31, 2019, unless otherwise noted)
Portfolio Overview(1)(2)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans
Carrying value - consolidated	$300,825	$214,573
Carrying value - equity method investments	11,160	6,089
		.
Other
Carrying value - real estate assets (REO)	45,030	25,841

Total Portfolio
Carrying value - consolidated	300,825	214,573
Carrying value - equity method investments	11,160	6,089
Carrying value - real estate assets (REO)	45,030	25,841
Non-recourse investment-level financing (UPB)	—	—

Notes:

(1)	Excludes $43 million consolidated or $30 million CLNY OP share carrying value of healthcare real estate development loans. These loans are included in the Company's healthcare real estate segment.

(2)	Strategic loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	39

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)
Non-strategic real estate debt by loan type(1)(2)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans
Fixed rate
First mortgage loans	$33,988	$16,994	—%	0.4
Second mortgage loans / B-notes	181,172	101,387	9.3%	1.5
Mezzanine loans	64,134	61,387	—%	1.6
Corporate	27,287	27,287	8.2%	7.0
Total fixed rate non-PCI loans	306,581	207,055	5.6%	2.1

Variable rate
First mortgage loans	42,394	42,394	8.2%	0.9
Total variable rate non-PCI loans	42,394	42,394	8.9%	1.2

Total non-PCI loans	348,975	249,449
Allowance for loan losses	(48,150)	(34,876)
Total non-PCI loans, net of allowance for loan losses	300,825	214,573

Total loans receivable, net of allowance for loan losses	$300,825	$214,573

Notes:

(1)	Excludes $43 million consolidated or $30 million CLNY OP share carrying value of healthcare real estate development loans. These loans are included in the Company's healthcare real estate segment.

(2)	Strategic loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	40

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended December 31, 2019, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)(2)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans
Retail	$106,528	$103,781	3.4%	1.3
Office	143,406	71,703	13.1%	2.1
Land	23,604	11,802	—%	0.4
Corporate	27,287	27,287	8.2%	7.0
Total non-PCI loans, net of allowance for loan losses	300,825	214,573	7.1%	2.2

Total loans receivable, net of allowance for loan losses	$300,825	$214,573

Notes:

(1)	Excludes $43 million consolidated or $30 million CLNY OP share carrying value of healthcare real estate development loans. These loans are included in the Company's healthcare real estate segment.

(2)	Strategic loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	41

IXd. Other Equity and Debt - CRE Securities and Real Estate PE Fund Interests

($ in thousands; as of December 31, 2019)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$54,860
Real estate PE fund interests	5,391

Colony Capital | Supplemental Financial Report	42

APPENDICES

Colony Capital | Supplemental Financial Report	43

Xa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at December 31, 2019. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include Alpine Energy LLC, RXR Realty LLC and American Healthcare Investors. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include Alpine Energy LLC, RXR Realty LLC and American Healthcare Investors. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 358 properties in the comparisons. Properties acquired or disposed during these periods are excluded for the same store portfolio.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 157 hotels.

NOI: Net Operating Income. NOI for the Company's real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

NOI before FF&E Reserve: For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Colony Capital | Supplemental Financial Report	44

Xa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	45

Xb. Appendices - Reconciliation of Net Income (Loss) to NOI

($ in thousands; for the three months ended December 31, 2019)
NOI Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$154,378	$77,611	$186,450	$2,854
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(11,370)	(3,196)	313	(885)
Interest income	(31)	(486)	6	—
Other income	(300)	—	70	—
Property operating expenses(1)	(66,106)	(19,382)	(132,710)	(1,198)
Compensation and administrative expense(1)	—	(1,386)	—	—
NOI(2)	$76,571	$53,161	$54,129	$771

Reconciliation of Net Income (Loss) from Continuing Operations to NOI
	Healthcare	Industrial	Hospitality
Income (loss)	$(38,608)	$1,426,219	$(43,119)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(11,370)	(3,196)	313
Interest income	(31)	(486)	6
Interest expense	41,930	36,381	45,484
Transaction, investment and servicing costs	3,137	66	1,787
Depreciation and amortization	41,208	9,323	36,035
Impairment loss	43,132	—	14,649
Compensation and administrative expense	2,482	20,265	2,096
Gain on sale of real estate	(551)	(1,429,822)	—
Other (gain) loss, net	(5,690)	(1,407)	(1,492)
Other income	(300)	—	70
Income tax (benefit) expense	1,232	(4,182)	(1,700)
NOI(2)	$76,571	$53,161	$54,129

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

(2)	For hospitality, NOI is before FF&E Reserve.

Colony Capital | Supplemental Financial Report	46

Xb. Appendices - Reconciliation of Net Income (Loss) to NOI (cont’d)

($ in thousands; for the three months ended December 31, 2019)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Income from continuing operations	$27,185
Adjustments:
Property operating income of other real estate equity	(104,191)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(885)
Interest income	(43,324)
Fee and other income	(4,329)
Property operating expense of other real estate equity	66,561
Interest expense	26,537
Transaction, investment and servicing costs	20,333
Depreciation and amortization	22,612
Provision for loan loss	33
Impairment loss	2,492
Compensation and administrative expense	11,787
Gain on sale of real estate assets	(18,611)
Other loss, net	16,489
Earnings of investments in unconsolidated ventures	(25,613)
Income tax expense	3,695
NOI of net lease real estate equity	$771

Colony Capital | Supplemental Financial Report	47

Xc. Appendices - Industrial Real Estate Segment Discontinued Operations

($ in thousands) (unaudited)	Three Months Ended December 31, 2019
Revenues
Property operating income	$76,270
Interest income	486
Other income	855
Total revenues	77,611
Expenses
Property operating expense	19,382
Interest expense	36,381
Investment and servicing expense	64
Transaction costs	2
Depreciation and amortization	9,323
Compensation expense
Cash and equity-based compensation	19,538
Administrative expenses	2,113
Total expenses	86,803
Other income (loss)
Gain on sale of real estate assets	1,429,822
Other gain (loss), net	1,407
Income (loss) before income taxes	1,422,037
Income tax benefit (expense)	4,182
Net income (loss)	1,426,219
Net income (loss) attributable to noncontrolling interests:
Investment entities	943,647
Operating Company	47,078
Net income (loss) attributable to Colony Capital, Inc.	435,494
Net income (loss) attributable to common stockholders	$435,494

Colony Capital | Supplemental Financial Report	48